                               AMENDMENT NO. 14
                            TO AMENDED AND RESTATED
                     AGREEMENT AND DECLARATION OF TRUST OF
                AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

       This Amendment No. 14 (the "Amendment") to the Amended and Restated Agreement and Declaration of Trust of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) (the "Trust") amends, effective September 24, 2012, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the "Agreement").

       Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

       WHEREAS, the Trust desires to amend the Agreement to (i) change the names of Invesco Van Kampen High Yield Municipal Fund to Invesco High Yield Municipal Fund, Invesco Van Kampen Intermediate Term Municipal Income Fund to Invesco Intermediate Term Municipal Income Fund, Invesco Van Kampen Municipal Income Fund to Invesco Municipal Income Fund and Invesco Van Kampen New York Tax Free Income Fund to Invesco New York Tax Free Income Fund and (ii) change the name of Institutional Class Shares to Class R5 Shares;

       NOW, THEREFORE, the Agreement is hereby amended as follows:

   1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

   2. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

   3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

   IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of July 16, 2012.


                                          By:     /s/ John M. Zerr
                                                  ------------------------------
                                          Name:   John M. Zerr
                                          Title:  Senior Vice President

                                   EXHIBIT 1

                                  "SCHEDULE A
                AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)
                        PORTFOLIOS AND CLASSES THEREOF

  PORTFOLIO                                        CLASSES OF EACH PORTFOLIO
  ---------                                        -------------------------
  Invesco Tax-Exempt Cash Fund                      Class A Shares
                                                    Class Y Shares
                                                    Investor Class Shares

  Invesco Tax-Free Intermediate Fund                Class A Shares
                                                    Class A2 Shares
                                                    Class R5 Shares
                                                    Class Y Shares

  Invesco High Yield Municipal Fund                 Class A Shares
                                                    Class B Shares
                                                    Class C Shares
                                                    Class R5 Shares
                                                    Class Y Shares

  Invesco Intermediate Term Municipal Income Fund   Class A Shares
                                                    Class B Shares
                                                    Class C Shares
                                                    Class Y Shares

  Invesco Municipal Income Fund                     Class A Shares
                                                    Class B Shares
                                                    Class C Shares
                                                    Class Y Shares

  Invesco New York Tax Free Income Fund             Class A Shares
                                                    Class B Shares
                                                    Class C Shares
                                                    Class Y Shares"